EXHIBIT 10n1


T H I S  A G R E E M E N T is made the 9 day of November 1994
--------------------------


B E T W E E N:-
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(1)  GALLAHER LIMITED a company incorporated in England under number

     1501573 whose registered office is at Members Hill Brooklands Road,

     Weybridge, Surrey ("the Company") and


(2)  PETER MICHAEL WILSON of 191 Sycamore Road, Farnborough, Hampshire

     ("the Executive")

WHEREBY IT IS AGREED as follows:-
--------------------


INTERPRETATION
--------------

1.   (A) DEFINITIONS
--------------------

UNLESS the context otherwise requires, in this Agreement and in the

Schedule hereto the following words and phrases shall have the meanings given below:-



(1)  "subsidiary" or "subsidiary company" and "holding company" shall have the meanings ascribed to them in Part XXVI of the Companies Act 1985;

(2)  "Group" means the Company, American Brands Inc and all its subsidiaries and "Group Company" shall be construed accordingly;

(3)  "the Board" means the Board of Directors of the Company;

(4)  "the Business" means (taken together) the business of the Company and the business of any other Group Company with which the Executive is required by the Board under Clause 3 of this Agreement to be concerned;

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(5)  "Contractual Retirement Date" means the date specified in paragraph 8 of the Schedule hereto;

(6)  "the Effective Date" means the date specified in paragraph 2 of the

     Schedule hereto; and

(7)  "month" means a calendar month.


Other words and phrases the definition of which is contained or referred to in Part XXVI of the Companies Act 1985 shall be construed as having the meanings thereby attributed to them.


(B)  CONSTRUCTION OF CERTAIN REFERENCES
---------------------------------------

Unless the context otherwise requires any references in this Agreement to:-


(1)  a "person" shall include any individual company corporation firm partnership joint venture association organisation or trust (in each case whether or not having separate legal personality) and references to any of the same shall include a reference to the others;

(2)  "writing" or "written" shall include any means of visible reproduction;

(3)  words denoting the singular shall include the plural and vice versa;

(4)  sub-clauses are references to sub-clauses of the Clause in which the reference appears;

(5)  statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification);

     and

(6)  the masculine gender shall be deemed to include the feminine gender.

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(C)  CLAUSE HEADINGS
---------------------

Clause headings are inserted for convenience only and shall not affect the construction of this Agreement.

(D)  REASONABLENESS OF RESTRICTIONS
-----------------------------------

The restrictions contained in Clause 13 hereof are considered reasonable by the parties hereto.  In particular, the Executive agrees that the restrictions are reasonable and necessary for the protection of the

Business of the Company and any Group Company as appropriate.


APPOINTMENT
-----------
2.   THE Company shall employ the Executive and the Executive agrees to serve the Company in the capacity specified in paragraph l of the Schedule hereto as at and with effect from the Effective Date and continuing thereafter (subject to termination as hereinafter provided) unless and until terminated by the Executive giving to the Company not less than two years written notice or the Company giving to the Executive not less than the period of prior notice in writing specified in paragraph 3 of the

Schedule hereto but so that the employment of the Executive hereunder shall terminate in any event on the Contractual Retirement Date.


DUTIES, POWERS AND MOBILITY
---------------------------

3.  (A) THE Executive shall exercise such powers perform such duties (if any) and comply with such directions in relation to the Business of the

Company and any other Group Company or Group Companies consistent with his employment hereunder as the Board or any person authorised by the Board for the purpose may from time to time confer upon or assign or give to him.



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     (B)  The Executive shall during the continuance of his employment hereunder (unless prevented by ill health or accident) devote so much of his time and attention and abilities to the Business as the Board may reasonably require for the proper performance of his duties hereunder and shall use his best endeavors to promote and protect the general interests and welfare of the Company.

     (C)  The Executive shall at all times promptly give to the Board (in writing if so requested) all such information explanations and assistance as it may require in connection with the Business and his employment hereunder.

     (D)  The Executive may be required to travel on the Business of the

Company or any other Group Company both inside and outside the United

Kingdom in the proper performance of his duties hereunder.

     (E)  The Executive shall work in such place or places (whether within or outside the United Kingdom) as the Board may reasonably require for the proper performance of his duties hereunder.


REMUNERATION
------------

4.   (A) THE Company shall pay to the Executive during the continuance of his employment hereunder as remuneration for his services a salary at the annual rate specified in paragraph 4 of the Schedule hereto payable in arrear by equal instalments on or before the last day of each month which said salary shall be deemed to accrue from day to day. Such salary shall include any sum receivable by the Executive as Director's fees from the

Company or any other Group Company.







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     (B)  The remuneration payable to the Executive by the Company pursuant to sub-clause (A) shall be subject to upward review in accordance with the

Company's practice from time to time.


     (C)  The Executive shall be designated an eligible employee for the purposes of the Company's Executive Incentive Plan and shall participate in the Plan.


     (D)  If the Company ceases to be beneficially owned (directly or indirectly) to the extent of at least 50% by American Brands Inc or if 20%

or more of the common stock of American Brands Inc shall come within the beneficial ownership of one person or one concerted group of persons ("the

New Circumstances") the Executive shall be entitled to receive incentive payments in respect of the financial year of the Company in which the New

Circumstances occur and in respect of the next following three financial years of the Company (such three financial years being referred to as "the

Guarantee Period") each such payment to be made within 4 months of the end of the relevant financial year of the Company and each such payment to be not less than the greater of (a) the last full year's incentive payment received by or due to the Executive under the Company's Executive Incentive

Plan in respect of the financial year of the Company prior to that in which the New Circumstances occurred and (b) the amount that would have been required to be awarded to the Executive for the said last year if the

Executive were to receive the same percentage of the total amount available for allotment under the said Plan as he received for the year prior to the said last year provided that if the Executive achieves his Contractual

Retirement Date during the course of the Guarantee Period that Executive shall only be entitled to such incentive payments for that part of the



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Guarantee Period ending at the end of the month in which he achieves his

Contractual Retirement Date calculated on a pro rata basis.


EXPENSES
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5.   THE Company shall pay or refund or procure to be paid or refunded to the Executive all reasonable travelling entertainment and other similar out of pocket expenses necessarily and wholly incurred by him in the performance of his duties hereunder but the Company shall be entitled as a condition of reimbursement to such evidence from the Executive as to such expenses as the Board may reasonably require (including without limitation proper accounts with vouchers).


COMPANY CAR
-----------

6.   THE Company will provide a suitable car ("the Car") for the use of the

Executive during the continuance of his employment and will pay all costs relating to it (including the cost of fuel license insurance and maintenance) except that the Executive will pay all costs relating to the

Car when it is being used for private purposes outside the United Kingdom.


HOLIDAYS
--------

7.   (A) IN addition to statutory and bank holidays the Executive shall be entitled to paid holiday in each calendar year of the period specified in paragraph 5 of the Schedule hereto at such time or times as the Business may permit.



     (B)  Holidays may not be carried forward from one year to the next and the Executive will not be entitled to any payment (whether during the



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continuance or on termination of this Agreement) in lieu of holidays not taken.


SICKNESS AND INCAPACITY
-----------------------
8.   (A) IF the Executive is absent from work as a result of sickness or injury he will


          (1)  if the period of absence is less than eight consecutive calendar days, submit to the Company on his return a certificate of sickness completed by himself;

          (2)  if it is eight consecutive calendar days or more submit to the Company without delay a medical certificate signed by a practicing medical practitioner in respect of each week of absence after the first.



     (B)  Subject to Clause 18 below and subject to compliance with sub-

clause (A) above the Executive will be entitled to payment of his salary at the full rate (less any social security or other benefits payable to him)

during any periods of absence from work as a result of sickness or injury.


     (C)  The Company will pay Statutory Sick Pay, where appropriate, in accordance with the legislation in force at the time of absence and any payment of salary in accordance with this Clause will go towards discharging its liability to pay Statutory Sick Pay.


     (D)  If the Executive is absent from work due to the act or default of a third party, any claim for damages, if made, shall include a claim for

"loss of earnings".  Any sum recovered under this head shall subsequently be refunded to the Company.



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     (E)  The Executive shall submit himself to a medical examination at the request and reasonable expense of the Board at any time during the continuance of his employment hereunder whether or not the Executive is absent by reason of sickness injury or other incapacity.


PENSION
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9.   (A) SUBJECT to satisfying the eligibility conditions under the rules of the Schemes the Executive shall be entitled to be a member of the

Pension Schemes specified in paragraph 6 of the Schedule hereto as amended from time to time.


     (B)  A contracting out certificate is in force in relation to The

Gallaher 'M' Pension Scheme for the purposes of the Social Security

Pensions Act 1975.


PRIVATE HEALTH INSURANCE AND OTHER INSURANCE
--------------------------------------------
10.  THE Company shall pay all premiums and make all necessary payments to provide the Executive with medical insurance under the provisions of the

Company's membership of such medical insurance as the Board may from time to time determine and of which the Executive is or may become during the continuance of his employment hereunder a member.


EXCLUSIVE SERVICE
-----------------
11.  DURING the continuance of his employment hereunder the Executive shall not (save with the prior consent of the Board communicated in writing by the Secretary of the Company to the Executive) either as principal servant or agent carry on or be engaged concerned or interested directly or indirectly whether alone or on his behalf or on behalf of or in association or conjunction with any other person and whether as an employee or in any capacity in any trade business or occupation whatsoever other than that of

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


the Company or of any other Group Company (otherwise than as a holder for investment purposes only of any units of an authorised unit trust and as a holder directly or through nominees of not more than 5 per cent of the shares or debentures in any company or companies).


INVENTIONS AND IMPROVEMENTS
---------------------------
12.  (A) IN the event that the Executive shall during the continuance of his employment by the Company either make or discover any literary work computer program invention process development or design or make any improvement upon any existing literary work computer program invention process development or design whether or not the same is capable of patent registered design design right copyright or other like protection and whether alone or in conjunction with any other employee or employees of the

Company or of any other Group Company or other persons he shall immediately disclose the same to the Secretary of the Company and the rights in the same shall subject to any applicable provisions of the Patents Act 1977 become the property of the Company or its nominee and the Executive shall at the Company's request and expense do all such acts and execute all such documents as may be necessary to confirm or vest the rights of any such literary work computer program invention process development design or improvement in the name of the Company.


     (B)  The Executive irrevocably appoints the Company as his attorney in his name and on his behalf to execute all documents and do all things required in order to give full effect to the provisions of this Clause.


     (C)  The Executive will if and when required to do so by the Company

(whether during the continuance of his employment or afterwards) and at its expense:-


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


     (a)  apply or join with the Company in applying for letters patent or other protection in any part of the world for any literary work computer program invention process development design or

          improvement to which sub-clause (A) above applies;


     (b)  execute or procure to be executed all instruments and do or procure to be done all things which are necessary for renewing or maintaining such letters patent or other protection in the name of the Company;


     (c)  assist in prosecuting or defending any proceedings relating to or to any application for such letters patent or other protection.


PROTECTION OF INTERESTS OF COMPANY:  Confidentiality
----------------------------------------------------
Non-enticement and Non-solicitation
-----------------------------------
13.  (A) THE Executive shall not at any time either before or after the termination of his employment with the Company use disclose or communicate to any person whatsoever any confidential information relating to the

Business of the Company or any Group Company or any customers suppliers or agents thereof or their affairs or any trade secrets of which he may have become possessed during the continuance of his employment with the Company or supply the names or addresses of any customers or agents of the Company or any Group Company to any person except in the proper course of his duties hereunder or as authorised in writing by the Board or as ordered by a Court of competent jurisdiction.


     (B)  The Executive shall not at any time during the continuance of his employment with the Company make otherwise than for the benefit of the

Company or any Group Company any notes or memoranda relating to any matter



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


within the scope of the Business or concerning any of the dealings or affairs of any Group Company.


     (C)  The Executive shall not utter any statement (whether written or oral) to any representative of television radio film or other similar media and shall not write any article for the press or otherwise for publication on any matter connected with or relating to the Business of any Group

Company except in the proper course of his duties or with the approval of the Board.


     (D)  The Executive hereby covenants that he shall not without the consent in writing of the Board during the continuance of his employment by the Company or during the period after termination of his employment by the

Company specified in paragraph 9 of the Schedule hereto either on his own account or in conjunction with or on behalf of any other person solicit or entice away or endeavor to solicit or to entice away from the Company or any Group Company any individual who was during the Executive's employment by the Company an employee director or consultant of the Company or any

Group Company whether or not any such person would commit a breach of contract by reason of his leaving service.


     (E)  The Executive hereby covenants that he shall not during the period after the termination of his employment by the Company specified in paragraph 10 of the Schedule hereto on his own behalf or on behalf of or in conjunction with any other person solicit interfere with or entice away or attempt to solicit interfere with or entice away any person who on the date of the Executive ceasing to be employed by the Company or at any time during the period prior to that date specified in paragraph 11 of the

Schedule hereto to the knowledge of the Executive was provided with goods


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or services by the Company provided always that nothing contained in this

Clause shall be deemed to prohibit the seeking or doing of business not in direct or indirect competition to the Business.


     (F)  The Executive hereby covenants with the Company in terms identical to those contained in sub-clause (E) save that the reference to a person who was provided with goods or services shall refer only to a person who is or was during the period specified therein a person who was provided with goods or services by any Group Company (other than the Company) and with whom in the course of his employment with the Company within the twelve months prior to the termination of his employment the Executive shall have had dealings.


SCOPE OF RESTRICTIONS AND APPLICATION
-------------------------------------
14.  THE Executive agrees that in the event of his receiving from any person an offer of employment either during the continuance of this

Agreement or during the continuance in force of all or any of the restrictions set out in Clause 13 of this Agreement he shall forthwith inform the Company Secretary.


TERMINATION UPON AMALGAMATION OR RECONSTRUCTION
-----------------------------------------------
15.  IF the employment of the Executive with the Company shall be terminated either by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation or as part of any arrangement for the amalgamation or reconstruction of the Company not involving insolvency and the Executive shall be offered employment with any concern or undertaking resulting from such amalgamation or reconstruction on terms and conditions which taken as a whole are not less favourable than the terms of




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


this Agreement then the Executive shall have no claim against the Company in respect of such termination of his employment with the Company.


PROTECTION OF INTERESTS OF EXECUTIVE
------------------------------------
16.  THIS Clause shall have effect only in the event of the New

Circumstances (as defined in Clause 4(D)) arising and no part of this

Clause shall be relevant for any other purpose whatsoever.  In particular,

without limitation to the foregoing, the definition of termination for Good

Reason in sub-clause (E) of this Clause shall apply only to termination of employment by the Executive within two years after the New Circumstances and not to termination of employment by the Executive on any other occasion.


     (A)  The Company believes that it is necessary, and in the interests of the Company, for the Company to afford to the Executive the protection given by the following provisions of this Clause 16, taking into account the fact that the Company is presently a wholly owned subsidiary of

American Brands Inc but may in the future cease (for whatever reason) to be such wholly owned subsidiary and the fact that American Brands Inc has been and may well in the future be subject to hostile take-over bids, and also taking into account the fact that executives of American Brands Inc and companies within the American Brands group are given similar protection in their contracts of service.


     (B)  If within two years after the New Circumstances (as defined in

Clause 4(D) of this Agreement) arise, either


     (i)  the Executive is dismissed by the Company (otherwise than under

          Clause 18) or



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     (ii) the Executive terminates his employment under this Agreement for

          Good Reason (as defined in sub-clause (E) of this Clause)


then in the case of either such event (in this Clause hereinafter called

"the Event") the Company shall pay to the Executive, subject only to sub-

clause (C) of this Clause, as severance pay the following amounts (which amounts are in substitution for any other entitlement or remedy either under this Agreement or arising from the breach thereof):-


     (1)  three times his annual salary at the rate prevailing at the time of the Event


     (2)  three times the incentive payment to which the Executive is entitled under Clause 4(D) in respect of the first financial year within the Guarantee Period


     (3)  salary and incentive payment accrued due up to the date of the

          Event to the extent not already received by the Executive


     (4)  three times the tax value of benefits in kind received by the

          Executive in respect of the twelve month period preceding the

          Event.


     (C)  If the Executive's sixtieth birthday would fall within the period of three years immediately following the Event then the amounts referred to in (1) (2) and (4) of sub-clause (B) shall be reduced by the fraction whose numerator is 36 less the number of complete calendar months between the Event and the sixtieth anniversary of the Executive's birthday and whose denominator is 36.





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     (D)  The Executive shall not be required to mitigate the amount of any payment provided for in sub-clause (B) by seeking other employment or otherwise nor shall the amount of any payment so provided for be reduced by any compensation earned by the Executive as the result of employment by another employer following termination of this Agreement or by any other compensation.


     (E)  Termination of employment by the Executive for Good Reason shall be deemed to have occurred only if the Executive terminates his employment without notice for any of the following reasons occurring since the New

Circumstances arose:-


     (1)  without the Executive's express written consent any material reduction in the aggregate duties responsibilities and authority assigned to him pursuant to Clause 3(A) of this Agreement or the assignment to him of any duties responsibilities or authority inconsistent with the duties responsibilities and authority previously assigned to him pursuant to Clause 3(A) of this

          Agreement or a change in his title or position below that in effect on the date hereof;


     (2)  a reduction by the Company in the Executive's salary in effect on the date hereof as increased subsequently pursuant to Clause

          4(B);


     (3)  the failure of the Company or of American Brands Inc

          substantially to maintain and to continue the Executive's

          participation in the benefit plans as in effect on the date hereof as increased by improvements made subsequent thereto or the taking of any action which would materially reduce the

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          Executive's benefits under any of such plans or deprive the

          Executive of any material fringe benefit enjoyed by him on the date hereof or subsequently.  For the purposes hereof such benefit plans shall include but not be limited to the Company's

          Executive Incentive Plan and pension plans and stock option plans of American Brands Inc.  The substituting for any existing benefit plan of a similar plan providing no less favourable benefits shall be deemed not to be a failure by the Company to maintain or continue the Executive's participation in any such benefit plan and any reference in this sub-clause to any benefit plan shall be deemed to include a reference to any such

          substituted benefit plan;


     (4)  the sum of the Executive's salary and the amount paid to the

          Executive under the Executive Incentive Plan for a calendar year is less than the sum of the Executive's salary and the amount awarded (whether or not fully paid) to the Executive under the

          Executive Incentive Plan for 1993 or any subsequent year in which the sum of such amounts was greater;


     (5)  notwithstanding Clause 3(E) the relocation of the offices at which the Executive was required to work at the time of the New

          Circumstances arising to a location more than 35 miles away except for required travel on the Company's business to an extent substantially consistent with his business travel obligations on the date hereof;


     (6)  the failure of the Company to provide the Executive during a calendar year with a number of paid holidays at least equal to


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          the number of paid holidays to which he was entitled at the date hereof pursuant to Clause 7 of this Agreement as increased subsequent thereto;


     (7)  circumstances arise which entitle the Executive to terminate this

          Agreement without notice because of the Company's conduct (i.e.

          the circumstances of constructive dismissal).


DIRECTORSHIPS
-------------
17.  (A) THE Executive shall accept appointment as a Director of any such

Group Company as the Board may require in connection with his appointment hereunder and as a Director of any other company as the Board may reasonably so require and he shall resign without claim for compensation from office as a Director of any such company (other than the Company) at any time on request by the Company which resignation shall not affect the continuance in any way of this Agreement.  The Executive shall forthwith account to the Company for any Director's fees or other emoluments remuneration or payments either receivable or received by him by virtue of his holding office as such Director as aforesaid (or waive any right to the same if so required by the Company).


     (B)  Upon the termination of the Executive's employment with the

Company for whatsoever reason the Executive shall unless requested by the

Board not to do so resign promptly from


(1)  office as a Director of the Company or of any Group Company or of any

     other company as is referred to in sub-clause (A) of which he is a

     Director and


(2)  from all offices held by him in any or all of such companies and


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


(3)  all trusteeships held by him of any pension schemes or other trusts established by the Company or any other Group Company or any other company with which the Executive has had dealings as a consequence of his employment by the Company.


     (C)  Should the Executive fail to resign from office as a Director or from any other office or trusteeship as is referred to in sub-clauses (A)

or (B) either during his employment when requested by the Company so to do or on termination thereof the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to execute any documents and to do all things requisite to give effect thereto.


     (D)  Save with the prior agreement in writing of the Board the

Executive shall not during the continuance of his employment hereunder resign office as a Director of the Company or any Group Company or any

other company as is referred to in sub-clause (A) or do anything that would cause him to be disqualified from continuing to hold office as a Director.


TERMINATION
-----------
18.  (A) THE Executive's employment with the Company may be terminated forthwith by the Company without prior notice if the Executive shall at any time:-


(1)  commit any serious breach or repeated or continual breach of any of his obligations hereunder; or


(2)  be guilty of any serious misconduct or serious neglect in the discharge of his duties hereunder; or


(3)  have a bankruptcy order made against him or if he shall make any arrangement or composition with his creditors or have an interim order

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


     made against him pursuant to Section 252 of the Insolvency Act 1986;

     or


(4)  tend by his actions or omissions to bring the name or reputation of the Company or any Group Company into serious disrepute or prejudice the interests of the Business of the Company or any other Group

     Company (bearing in mind the nature of the duties he is engaged in hereunder and the capacity in which he is employed); or


(5)  be or become of unsound mind or shall be or become a patient for the purpose of any statute relating to mental health; or


(6)  be convicted of an offence under any present or future statutory enactment or regulation relating to insider dealing; or


(7)  be or become prohibited by law from being a director.


     (B)  In the event of termination pursuant to sub-clause (A) the

Company shall not be obliged to make any further payment to the Executive beyond the amount of any remuneration actually accrued due to the date of such termination and the Company shall be entitled to deduct from such remuneration any sums owing to it or to any other Group Company by the

Executive.


     (C)  In the event of the termination of the employment of the

Executive hereunder for whatever reason and whether by notice or in any other manner whatsoever the Executive agrees that he will not at any time after such termination represent himself as still having any connection with the Company or any Group Company.





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


     (D)  In the event that the Executive is incapacitated by ill health accident or any other cause from performing his duties hereunder for an aggregate of 125 working days or more (whether consecutive or not) in any twelve consecutive months then the Company may terminate this Agreement by giving to the Executive not less than six months' notice in writing given within three months after the end of the 125 working days.


     (E)  In the event of the termination of the employment of the

Executive hereunder by notice given pursuant to Clause 2 of this Agreement by either party, the Executive agrees that the Company may in its absolute discretion require the Executive not to render all or any of his duties hereunder or to exclude him from any premises of the Company (without providing any reason therefor) during the relevant notice period or (if the date of termination is disputed) at any time after the disputed date of termination and that such action (if taken) on the part of the Company shall not constitute a breach of this Agreement of any kind whatsoever in respect of which the Executive has any claim against the Company provided always that throughout the period of any such action the Executive's salary and contractual benefits shall not cease to be payable by reason thereof.


STATUTORY PARTICULARS
---------------------
19.  THE following particulars are set forth in compliance with the requirements of the Employment Protection (Consolidation) Act 1978 as

amended by the Trade Union Reform and Employment Rights Act 1993 and the

Wages Act 1986:-


(A)  The employment of the Executive by the Company and his continuous period of employment with the Company began on the respective dates specified in paragraphs 13 and 7 of the Schedule hereto.


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


(B)  Save as contained herein or otherwise notified to the Executive in writing there are no terms or conditions of employment relating to hours of work or to normal working hours or to holidays or to holiday pay or to incapacity for work due to sickness or injury or to sick pay or to 18 pensions or pension schemes or to collective agreements or to work outside the United Kingdom or to disciplinary rules and procedures.


(C)  If the Executive is dissatisfied with any disciplinary decision relating to him or if he has any grievance arising from his employment hereunder he may refer any such matter to the Board which will deal with the matter by discussion and by a decision of those present at the relevant Board Meeting at which the matter is discussed.


(D)  The Executive's hours of work shall be such as may be requisite for the proper discharge of his duties hereunder.


(E)  The Executive hereby authorizes the Company to deduct and to retain from any remuneration accrued due to him under the terms of this

     Agreement (whether or not actually paid during the continuance of his employment hereunder) those sums set out in paragraph 12 of the

     Schedule hereto.


RETURN OF PROPERTY ON TERMINATION
---------------------------------
20.  (A) UPON the termination of his employment with the Company for whatsoever cause the Executive shall forthwith deliver up to the Company or its authorised representative any property of the Company or any other

Group Company which may be in his possession custody or under his control including without limitation the Car and the keys relating thereto minutes memoranda correspondence notes records reports sketches plans or other

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


documents and any copies thereof, whether or not the same were originally supplied to him by the Company or any other Group Company.


     (B)  If so requested the Executive shall provide to the Board a signed statement confirming that he has fully complied with sub-clause (A).


NOTICES
-------
21.  ANY notice to be given hereunder shall be given in writing and may be given either personally or may be sent addressed in the case of the Company to its registered office for the time being and in the case of the Executive to him at his last known place of residence and any notice given by post shall be deemed to have been served on the day which is three days following that on which it was posted.


CONSTRUCTION
------------
22.  (A) THE provisions of the Schedule hereto and any special terms endorsed in writing by or on behalf of the parties hereto shall be read and construed as part of this Agreement and shall be enforceable accordingly.


     (B)  The benefit of each agreement and obligation of the Executive under Clause 13 of the Agreement may be assigned to successors for the time being carrying on the Business and enforced by such assignees for the time being carrying on the Business and such agreements and obligations shall operate and remain binding notwithstanding the termination of this

Agreement.


LAW OF AGREEMENT
----------------
23.  THIS Agreement shall be governed by and interpreted according to the

Law of England.

PRIOR AGREEMENTS
----------------
24.  SAVE for the letter dated 20th September 1991 (whose terms remain in full force and effect) in respect of retirement benefits this Agreement shall be in substitution for any subsisting service agreement or contract of employment (oral or otherwise) made between the Company and the

Executive or between any other Group Company and the Executive which shall be deemed to have been terminated by mutual consent with effect from the

Effective Date.

     I N  W I T N E S S whereof this Agreement has been entered into the day and year first above written.




The Common Seal of            )         [Common Seal of Gallaher
GALLAHER LIMITED was hereinto )            Limited]
affixed in the presence of    )

Director     P.R. Burchell

Secretary    B. Rudd


SIGNED and DELIVERED by the   )
EXECUTIVE as a deed in the    )         P.M. Wilson
presence of:-                 )

   B. Rudd
   Solicitor
   Weybridge

                      THE SCHEDULE above referred to
                      ------------------------------


1.   Capacity of the Executive:    Chairman and Chief Executive
     (Clause 2)                    of Gallaher Limited

2.   The Effective Date:           1st February 1994
     (Clause 2)

3.   Minimum Notice Period:        Three years
     (Clause 2)

4.   Remuneration:                 (L)314,000
     (Clause 4)

5.   Holidays:                     25 working days
     (Clause 7)

6.   Pension Schemes:              The Gallaher 'S' Pension Scheme and
                                   Gallaher 'M' Pension Scheme
     (Clause 9)

7.   The continuous period of employment of the Executive with the Company
     for statutory purposes began on:   6th October 1969
     (Clause 19(A))

8.   Contractual Retirement Date:  9th June 2001
                                   The Executive's 60th
                                   birthday
     (Clause 2)

9.   Period of Non-Enticement:     Twelve months
     (Sub-clause 13(D))

10.  Period of Non-solicitation:   Twelve months
     (Sub-clause 13(E))

11.  Period of dealing:            Twelve months
     (Sub-clause 13(E))

12. Deductions authorised pursuant to the Wages Act 1986: any debt owed by the Executive to the Company; any pension or other similar contribution owed by the Executive as a consequence of the Executive's membership of the pension schemes referred to in paragraph 6 above; any deduction from remuneration the Executive's consent to which has previously been signified to the Company in writing and the deduction of any other sum or sums which may from time to time be required or authorised pursuant to subsection 1(1) (a) of the Wages Act 1986. (Sub-clause 19(E))

13.  The employment of the Executive by the Company began on: 1st January
     1981
     (Clause 19(A))



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